Exhibit 10.51

EXECUTION COPY

[ARCH COAL]

SIXTH AMENDMENT TO AMENDED AND

RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of October 4, 2013, is entered into among ARCH RECEIVABLE COMPANY, LLC (the “Seller”), ARCH COAL SALES COMPANY, INC. (the “Servicer”), the various financial institutions party to the Agreement (as defined below) as Conduit Purchasers (the “Conduit Purchasers”), as Related Committed Purchasers (the “Related Committed Purchasers”), as LC Participants (the “LC Participants”), and as Purchaser Agents (the “Purchaser Agents”), MARKET STREET FUNDING LLC (“Market Street”), as Assignor (as defined below), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrator (the “Administrator”), as LC Bank (the “LC Bank”; together with the Conduit Purchasers, the Related Committed Purchasers and the LC Participants, the “Purchasers”), and as Assignee (as defined below).

RECITALS

1.                                      The parties hereto are parties to the Amended and Restated Receivables Purchase Agreement, dated as of February 24, 2010 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.                                      Concurrently herewith, the Seller, the Servicer, ACI, the Administrator, Market Street and PNC are entering into that certain Fifth Amended and Restated Purchaser Group Fee Letter (the “Market Street Fee Letter”), dated as of the date hereof.

3.                                      Market Street, as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC, as the assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Agreement and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents.

4.                                      After giving effect to the assignment and assumption contemplated in Section 2 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Agreement and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Purchaser or otherwise under the Agreement and each of the other Assigned Documents.

5.                                      The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.                            Certain Defined Terms.  Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.

SECTION 2.                            Assignment and Assumption.

(a)                                 Sale and Assignment by Assignor to Assignee.  At or before 2:00 pm (New York time) on the date hereof, (i) the Assignee shall pay to the Assignor, in immediately available funds, the amount set forth on Schedule I hereto (such amount, the “Capital Payment”) representing 100.00% of the aggregate Capital of the Assignor under the Agreement on the date hereof and (ii) the Seller shall pay to the Assignor, in immediately available funds, the amount set forth on Schedule I hereto representing all accrued but unpaid (whether or not then due) Discount, Fees and other costs and expenses payable in respect of such Capital to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with the Capital Payment, collectively, the “Payoff Amount”).  Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Agreement and the other Assigned Documents.  Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Purchased Interest.

Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Schedule II hereto.

(b)                                 Removal of Assignor.  From and after the Effective Date (as defined below), the Assignor shall cease to be a party to the Agreement and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations under the Agreement or any other Assigned Document (other than such rights which by their express terms survive termination thereof).

(c)                                  Limitation on Liability.  Notwithstanding anything to the contrary set forth in this Amendment, the Assignee does not accept or assume any liability or responsibility for any breach, failure or other act or omission on the part of the Assignor, or any indemnification or other cost, fee or expense related thereto, in each case which occurred or directly or indirectly arose out of an event which occurred prior to the Effective Date.

(d)                                 Acknowledgement and Agreement.  Each of the parties and signatories hereto (i) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (a) above, (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein) and (iii) acknowledges and agrees that this Section 2 is in form and substance substantially similar to a Transfer Supplement.

SECTION 3.                            Joinder.

(a)                                 PNC as a Related Committed Purchaser. From and after the date hereof, PNC shall be a Related Committed Purchaser party to the Agreement for all purposes thereof and of the other Transaction Documents as if PNC were an original party to the Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Related Committed Purchasers contained in the Agreement and the other Transaction Documents.

(b)                                 Appointment of PNC as Purchaser Agent of PNC’s Purchaser Group.  PNC hereby designates itself as, and PNC hereby agrees to perform the duties and obligations of, the Purchaser Agent for PNC’s Purchaser Group.  From and after the date hereof, PNC shall be a Purchaser Agent party to the Agreement, for all purposes of the Agreement and the other Transaction Documents as if PNC were an original party to the Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchaser Agents contained in the Agreement and the other Transaction Documents.

(c)                                  Commitment.  The Commitment of PNC under the Agreement as a Related Committed Purchaser shall be the applicable amount set forth on Exhibit A hereto.

(d)                                 Notice Address.  PNC’s address for notices under the Agreement in its capacity as a Related Committed Purchaser and as a Purchaser Agent shall be the following:

Address:	PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:	Robyn Reeher
Telephone:	412-768-3090
Facsimile:	412-762-9184

(e)                                  Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of PNC as a party to the Agreement in the capacities of a Related Committed Purchaser and Purchaser Agent, and any otherwise applicable conditions precedent thereto under the Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.

SECTION 4.                            Amendments to the Agreement.  The Agreement is hereby amended as follows:

(a)                                 The following new paragraph is hereby added to Section 1.1(a) of the Agreement immediately following the second paragraph thereof:

Each of the parties hereto hereby acknowledges and agrees that from and after the Sixth Amendment Effective Date, the Purchaser Group that includes PNC, as a Purchaser Agent and as a Purchaser, shall not include a Conduit Purchaser, and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a)(i) shall be deemed to be a request that the Related Committed Purchasers in PNC’s Purchaser Group make their ratable share of such Purchases.

(b)                                 Section 1.7(b) of the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.

(c)                                  Section 1.8(I)(ii) of the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.

(d)                                 Section 1.8(II) of the Agreement is hereby amended by replacing the term “Euro-Rate” in each instance where it appears therein with the phrase “Euro-Rate or LMIR”.

(e)                                  Section 1.9 of the Agreement is hereby replaced in its entirety with the following:

Section 1.9     Inability to Determine Euro-Rate or LMIR.

(a)                                 If the Administrator (or any Purchaser Agent) determines before the first day of any Settlement Period (or solely with respect to LMIR, on any day) (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, (i) deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market for such Settlement Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Settlement Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by such Purchaser or such Purchaser’s Purchaser Agent) of maintaining any Portion of Capital during such Settlement Period (or portion thereof), then the Administrator shall give notice thereof to the Seller.  Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately), be converted to the Alternate Rate determined by reference to the Base Rate.

(b)                                 If, on or before the first day of any Settlement Period (or solely with respect to LMIR, on any day), the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof.  Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.

(f)                                   Each signature block as well as notice information thereunder for Market Street set forth on signature pages S-3 and S-4 of the Agreement are hereby deleted in their entirety.

(g)                                  The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetical order:

“LMIR” means for any day during any Settlement Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Sixth Amendment Effective Date” means the date on which that certain Sixth Amendment to this Agreement, dated as of October 4, 2013, becomes effective in accordance with its terms.

(h)                                 The definition of “Alternate Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Alternate Rate” for any Settlement Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes means an interest rate per annum equal to: (a) solely with respect to PNC, as a Purchaser, (i) the daily average LMIR for such Settlement Period or (ii) if LMIR is unavailable pursuant to Section 1.9, the Base Rate for such Settlement Period or (b) with respect to any Purchaser other than PNC, 3.25% per annum above the Euro-Rate for such Settlement Period, or, in the sole discretion of the applicable Purchaser Agent, the Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (i) 3.0% per annum above the Base Rate as in effect on such day and (ii) the “Alternate Rate” as calculated in clause (a) or (b) above, as applicable.

(i)                                     The definition of “Business Day” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Business Day” means any day (other than a Saturday or Sunday) on which:  (a) banks are not authorized or required to close in New York City, New York, or Pittsburgh, Pennsylvania; and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or LMIR, dealings are carried out in the London interbank market.

(j)                                    The definition “Year” set forth in the definition of “Discount” set forth in Exhibit I to the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.

(k)                                 The definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Facility Termination Date” means the earliest to occur of:  (a) December 10, 2015, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) with respect to each Purchaser Group, the earliest to occur of (i) the date that the commitments of the related Liquidity Providers, if any, terminate under the Liquidity Agreement and (ii) the date that the Commitments of all Related Committed Purchasers in such Purchaser Group terminate hereunder, (e) the date which is 30 days after the date on which the Administrator has received written notice from the Seller of its election to terminate the Purchase Facility and (f) with respect to the LC Bank, any LC Participant or any Related Committed Purchaser, the LC Bank’s, such LC Participant’s or such Related Committed Purchaser’s Scheduled Commitment Termination Date.

(l)                                     The definition of “Purchaser Group” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser’s Related Committed Purchasers, related Purchaser Agent and related LC Participants and (ii) for PNC, PNC, as a Purchaser Agent, a Related Committed Purchaser, the LC Bank and an LC Participant.

(m)                             Schedule IV to the Agreement is hereby replaced in its entirety with Exhibit A attached hereto.

(n)                                 Annex B to the Agreement is hereby replaced in its entirety with Exhibit B attached hereto.

(o)                                 Annex C to the Agreement is hereby replaced in its entirety with Exhibit C attached hereto.

SECTION 5.                            Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Administrator, the Purchaser Agents and the Purchasers as follows:

(a)                                 Representations and Warranties.  The representations and warranties made by such Person in the Agreement and each of the other Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)                                 Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on its part.  This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their respective terms.

(c)                                  No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

SECTION 6.                            Effect of Amendment; Ratification.  All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect, in each case referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as specifically set forth herein.  The Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 7.                            Effectiveness.  This Amendment shall become effective as of the date (such date, the “Effective Date”) upon which each of the following conditions precedent have been satisfied: (I) receipt by the Administrator of duly executed counterparts of each of (a) this Amendment and (b) the Market Street Fee Letter and (II) the Assignor shall have received the Payoff Amount in its entirety in accordance with Section 2 of this Amendment.

SECTION 8.                            Further Assurances.                                   Each of the Seller and the Servicer hereby agrees to do all such things and execute all such documents and instruments, at the Seller’s sole expense, as the Assignee may reasonably consider necessary or desirable to give full effect to the assignment and assumption set forth in Section 2 of this Amendment.

SECTION 9.                            No Proceedings.  Each of the parties hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by Market Street is paid in full.  The provisions of this Section 9 shall survive any termination of the Agreement.

SECTION 10.                     Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11.                     Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

SECTION 12.                     Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

SECTION 13.                     Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 14.                     Ratification.  After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ARCH RECEIVABLE COMPANY, LLC,
as Seller

By:	/s/ James E. Florczak
Name: James E. Florczak
Title: Vice President and Treasurer

ARCH COAL SALES COMPANY, INC.,
as Servicer

By:	/s/ James E. Florczak
Name: James E. Florczak
Title: Vice President and Treasurer

Sixth Amendment to A&R RPA (Arch Coal)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Mark Falcione
Name: Mark Falcione
Title: Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent and as Assignee

By:	/s/ Mark Falcione
Name: Mark Falcione
Title: Executive Vice President

Sixth Amendment to A&R RPA (Arch Coal)

PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank and as an LC Participant

By:	/s/ Mark Falcione
Name: Mark Falcione
Title: Executive Vice President

Sixth Amendment to A&R RPA (Arch Coal)

MARKET STREET FUNDING LLC,
as a Conduit Purchaser,
as a Related Committed Purchaser
and as Assignor

By:	/s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

Sixth Amendment to A&R RPA (Arch Coal)

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Purchaser

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Sixth Amendment to A&R RPA (Arch Coal)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Related Committed Purchaser
and as a Purchaser Agent

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Sixth Amendment to A&R RPA (Arch Coal)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as an LC Participant

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Sixth Amendment to A&R RPA (Arch Coal)

ACKNOWLEDGED AND AGREED:

ARCH COAL, INC.

By:	/s/ James E. Florczak
Name: James E. Florczak
Title: Treasurer

Sixth Amendment to A&R RPA (Arch Coal)

SCHEDULE I

ASSIGNMENTS AND PAYMENT AMOUNTS

Section 1.

Capital Payment:	$0

Section 2.

Discount:	$0
Fees:	$35,062.50
Other Amounts:	$0
CP Costs and Other Costs:	$35,062.50

SCHEDULE II

WIRING INSTRUCTIONS

Wiring instructions with respect to amounts payable to the Assignor:

Bank Name:	PNC Bank, National Association
ABA #:	043000096
Account #:	1002422076
Account Name:	Market Street Funding LLC
Reference:	Arch Receivable Company, LLC

EXHIBIT A

SCHEDULE IV

GROUP COMMITMENTS

Purchaser Group			Group
Name	Capacity	Commitment	Commitment

PNC Purchaser Group	Purchaser Group	N/A	$150,000,000

PNC	Related Committed Purchaser	$150,000,000

PNC	LC Participant	$150,000,000

PNC	Purchaser Agent	N/A

PNC	LC Bank	N/A

Atlantic Purchaser Group	Purchaser Group	N/A	$100,000,000

Atlantic	Conduit Purchaser	N/A

Credit Agricole	Related Committed Purchaser	$100,000,000

Credit Agricole	LC Participant	$100,000,000

Credit Agricole	Purchaser Agent	N/A

EXHIBIT B

ANNEX B
to Receivables Purchase Agreement

FORM OF PURCHASE NOTICE

                                        , [201          ]

PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222

Credit Agricole Corporate and Investment Bank New York Branch

1301 Avenue of the Americas

New York, NY 10019

Attention: DCM Securitization

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of February 24, 2010 (as heretofore amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Arch Receivable Company, LLC, (“Seller”), Arch Coal Sales Company, Inc., as Servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and PNC Bank, National Association (“PNC”, as administrator (in such capacity, the “Administrator”) and as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”).  Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

[This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement.  Seller desires to sell an undivided percentage interest in a pool of receivables on                                         , [201          ], for a purchase price of $                                        (1) (of which $               will be funded by PNC and $                   will be funded by Atlantic).  Subsequent to this Purchase, the Aggregate Capital will be $                                        .](2)

(1)                                 Such amount, which shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and each Purchaser Agent) and shall be in integral multiples of $100,000 in excess thereof.

(2)                                 In the case of a Borrowing Request.

[This letter constitutes a notice pursuant to Section 1.12(a) of the Receivables Purchase Agreement.  Seller desires that LC Bank issue a Letter of Credit with a face amount of $          .  Subsequent to this purchase, the LC Participation Amount will be $               and the Aggregate Capital will be $          .](3)

Seller hereby represents and warrants as of the date hereof, and as of the date of such Purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates (except for representations and warranties that apply solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

(iii) after giving effect to the purchase proposed hereby, the sum of the Aggregate Capital plus the LC Participation Amount shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

(iv) the Facility Termination Date shall not have occurred.

(3)                                 In the case of a request for an issuance of a Letter of Credit.

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

ARCH RECEIVABLE COMPANY, LLC

By:
Name:
Title:

EXHIBIT C

ANNEX C
to Receivables Purchase Agreement

FORM OF PAYDOWN NOTICE

                                        , 200

PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Credit Agricole Corporate and Investment Bank New York Branch

1301 Avenue of the Americas

New York, NY 10019

Attention: DCM Securitization

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of February 24, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Arch Receivable Company, LLC, as Seller, Arch Coal Sales Company, Inc., as Servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and PNC Bank, National Association (“PNC”), as Administrator and as the LC Bank.  Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Paydown Notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement.  The Seller desires to reduce the Aggregate Capital on                                                 ,           (4) by the application of $                                         (of which $                 will reduce Capital funded by the PNC Purchaser Group and $                   will reduce Capital funded by the Atlantic Purchaser Group) in cash to pay Aggregate Capital and Aggregate Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Aggregate Capital, together with all costs related to such reduction of Aggregate Capital.  Subsequent to this paydown, the Aggregate Capital will be $                                .

(4)  Notice must be given at least five (5) Business Days’ prior to the requested paydown date, in the case of reductions in excess of $20,000,000, or at least two (2) Business Days’ prior to the requested paydown date, in the case of reductions of $20,000,000 or less.

IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

ARCH RECEIVABLE COMPANY, LLC

By:
Name:
Title: